Exhibit 99.1

EURAMAX HOLDINGS, INC.
FIRST QUARTER 2012 FINANCIAL RESULTS

Norcross, Georgia, May 11, 2012 – Euramax Holdings, Inc., a leading international producer of metal and vinyl products sold to the residential repair and remodel, non-residential construction and recreational vehicle (RV) markets primarily in North America and Europe, today announced financial results for the first quarter of 2012. Net sales, operating loss, and adjusted EBITDA for the quarter were $198.7 million, $(0.3) million, and $10.7 million, respectively. Net sales, operating income, and adjusted EBITDA for the three months ended April 1, 2011 were $210.4 million, $0.8 million and $13.3 million, respectively.

President and CEO Mitchell B. Lewis commented, "Finding bright spots in the markets we serve was difficult during the first quarter. Our volume continues to be impacted by the economic malaise in Europe and only modest recovery in our U.S. Commercial and Residential markets. We remain optimistic for near term improvement in U.S. markets to soften the impact of continuing challenges in Europe."

Segment Information
Euramax manages its business and serves its customers through reportable segments differentiated by product type, end market, and geography. In the first quarter of 2012, the Company completed a reorganization of its U.S. operational structure. The reorganization included the consolidation of all U.S. operating companies into one legal entity and realigned reporting and management responsibilities based upon the Company's residential and commercial product offerings. As a result of the restructuring, the Company has identified two U.S. reporting segments; U.S. Residential Products and U.S. Commercial Products. Prior to this restructuring, our reporting segments consisted of U.S. Residential Building Products, U.S. Non-Residential Building Products and U.S. RV and Specialty Building Products. Our first quarter 2011 results have been adjusted to reflect the Company's change in reportable segments. These organizational changes did not impact our European reportable segments.
First Quarter 2012 Financial Summary

•
Net sales include revenue recognized from the sales of our products less provisions for returns, allowances, rebates and discounts. The Company's net sales declined $11.7 million, or 5.6%, to $198.7 million in the first quarter of 2012 compared to $210.4 million in the first quarter of 2011. Net sales in the Company's European Roll Coated Aluminum and European Engineered Product segment were negatively impacted by economic uncertainty throughout Europe which has resulted in delays of architectural and industrial products and reduced consumer confidence. The weakening of the euro and British pound sterling against the U.S. dollar also resulted in a decline in net sales during the quarter. Net sales of the U.S. Commercial Products segment declined in the first quarter of 2012 compared to the first quarter of 2011, while net sales of the U.S. Residential Products segment remained relatively flat compared to first quarter 2011.

•
Income from operations declined $1.1 million to a loss of $(0.3) million in the first quarter of 2012 compared to income of $0.8 million for the first quarter of 2011. The decline in operating income was primarily the result of sales declines in the Company's European operating segments. Operating results for these segments reflect challenges in the architectural and industrial end markets which have been negatively impacted by economic uncertainty throughout Europe. These declines were partially offset by a reduction in other operating charges in the first quarter of 2012 compared to the prior year quarter. In the first quarter of 2011, the Company incurred approximately $2.4 million of other operating charges, primarily related to indirect tax and consulting fees related to the Company's debt offering and refinancing. In the first quarter of 2012,other operating charges totaled approximately $0.8 million, primarily related to cost savings initiatives and restructuring activities in the Company's European segments.

•
Adjusted EBITDA is a significant operating measure used by the Company to measure its operating performance and liquidity. Adjusted EBITDA was $10.7 million in the first quarter of 2012 compared to $13.3 million in the first quarter of 2011.

Conference Call
The Company will host an investor conference call regarding its first quarter 2012 financial results at 2:00 p.m. Eastern Time on Tuesday, May15, 2012. The call can be accessed through the following dial-in numbers:
US/Canada: 800-894-5910; International: 785-424-1052: Conference ID: Euramax Financial Results Call. A replay of the conference call will be available through Tuesday, May 22, 2012. The replay may be accessed using the following dial-in information: US: 800-839-1320; International: 402-220-0488.

Contact Information
Euramax Holdings, Inc.
R. Scott Vansant, (770) 449-7066
Vice President and Chief Financial Officer
Email: svansant@euramax.com

Forward Looking Statements
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements related to plans for future business development activities, anticipated costs of revenues, product mix, research and development and selling, general and administrative activities, and liquidity and capital needs and resources. When used in this report, the words “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” and similar expressions are generally intended to identify forward-looking statements. You should not place undue reliance on these forward-looking statements, which only speak as of the date of this press release. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.
GAAP Versus Non-GAAP Presentation
The Company presents adjusted EBITDA in this press release as additional information regarding the Company’s operating results. Adjusted EBITDA is defined as net loss plus (i) benefit for income taxes, (ii) interest expense and (iii) depreciation and amortization, as further adjusted to exclude the effects of certain income and expense items that management believes make it more difficult to assess the Company’s actual operating performance. The Company’s calculation of adjusted EBITDA is consistent with the calculation of Consolidated Cash Flow in the indenture governing the Notes, excluding certain pro forma items. Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the U.S., and should not be considered an alternative to net income as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity.
The Company believes adjusted EBITDA is helpful to investors in highlighting trends because adjusted EBITDA excludes the results of certain decisions of operating management that can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. The Company also believes adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. Investors use adjusted EBITDA, among other things, to assess the Company’s period-to-period operating performance and to gain insight into the manner in which management analyzes operating performance.
A reconciliation of the Company’s adjusted EBITDA to net income (loss) is included in the supplemental information attached to this release.

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 30, 2012	December 30, 2011
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$13,188	$14,327
Accounts receivable, net of allowance for doubtful accounts of $3,360 and $4,391, respectively	95,409	83,234
Inventories, net	96,146	83,396
Income taxes receivable	948	697
Deferred income taxes	1,911	1,906
Other current assets	6,603	4,336
Total current assets	214,205	187,896
Property, plant and equipment, net	144,855	146,549
Goodwill	200,003	196,686
Customer relationships, net	66,489	69,636
Other intangible assets, net	7,980	8,148
Deferred income taxes	15	6
Other assets	10,364	10,325
Total assets	$643,911	$619,246
LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$73,099	$54,329
Accrued expenses and other current liabilities	35,777	33,425
Accrued interest payable	17,848	8,886
Deferred income taxes	916	891
Total current liabilities	127,640	97,531
Long-term debt	507,856	507,988
Deferred income taxes	21,349	21,501
Other liabilities	46,676	45,519
Total liabilities	703,521	672,539
Shareholders’ equity (deficit):
Common stock	185	185
Additional paid-in capital	719,592	718,837
Accumulated loss	(790,207)	(782,087)
Accumulated other comprehensive income	10,820	9,772
Total shareholders’ equity (deficit)	(59,610)	(53,293)
Total liabilities and shareholders’ equity (deficit)	$643,911	$619,246

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands)
(unaudited)

	Three months ended
	March 30, 2012	April 1, 2011
Net sales	$198,683	$210,379
Costs and expenses:
Cost of goods sold (excluding depreciation and amortization)	166,565	173,883
Selling and general (excluding depreciation and amortization)	22,881	24,030
Depreciation and amortization	8,681	9,237
Other Operating Charges	842	2,417
(Loss) income from operations	(286)	812
Interest expense	(13,536)	(15,133)
Other income, net	6,044	4,886
Loss before income taxes	(7,778)	(9,435)
Provision (benefit) for income taxes	342	(1,104)
Net loss	$(8,120)	$(8,331)

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three months ended
	March 30, 2012	April 1, 2011
Net cash used in operating activities	$(666)	$(4,881)
Cash flows from investing activities:
Proceeds from sales of assets	1,169	42
Capital expenditures	(1,426)	(3,276)
Net cash used in investing activities	(257)	(3,234)
Cash flows from financing activities:
Changes in bank overdrafts	—	2,997
Net (repayments) borrowings on ABL Credit Facility	(206)	15,000
Net repayments on First Lien Credit Facility	—	(412,028)
Borrowings under Senior Secured Notes	—	375,000
Borrowings under Senior Unsecured Notes	—	19,812
Debt issuance costs	(46)	(8,282)
Net cash used in financing activities	(252)	(7,501)
Effect of exchange rate changes on cash	36	(704)
Net decrease in cash and cash equivalents	(1,139)	(16,320)
Cash and cash equivalents at beginning of period	14,327	24,902
Cash and cash equivalents at end of period	$13,188	$8,582

EURAMAX HOLDINGS, INC. AND SUBSIDIARIES
ADJUSTED EBITDA RECONCILIATION
(in thousands)
(unaudited)

Reconciliation of net loss to Adjusted EBITDA is as follows:

	Three months ended
	March 30, 2012	April 1, 2011
Net loss	$(8,120)	$(8,331)

Add:
Provision (benefit) for income taxes	342	(1,104)
Interest expense	13,536	15,133
Depreciation and amortization (a)	8,845	9,404

Adjustments:
Other income, net (b)	(6,044)	(4,886)
Debt offering and refinancing fees (c)	—	2,149
Stock compensation expense	755	652
Long term incentive plan	557	—
Severance, relocation and one-time compensation costs	785	268
Non-recurring consulting, legal and professional fees	57	—
Adjusted EBITDA	$10,713	$13,285

(a)
Includes amortization attributable to royalty payments under a minimum purchase agreement entered into in connection with our acquisition of a product line in 2005, which is being recognized in net sales.

(b)
Other income for the three months ended March 30, 2012 is primarily comprised of translation gains on intercompany obligations and includes an approximate $0.5 million gain on the sale of assets related to the exit of our RV door product line. Other income for the three months ended April 1, 2011 includes translation losses on intercompany obligations of $6.4 million, partially offset by a $1.5 million loss on extinguishment of the first lien credit agreement.

(c)
Debt offering and refinancing fees include indirect tax consulting and legal fees related to the Company’s 2011 debt offering and other financing transactions and certain legal and professional fees incurred for capital market activities.